UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2008
Date of Report (Date of earliest event reported)

OMNICITY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52827 (Commission File Number)	98-0512569 (IRS Employer Identification No.)

280 Nelson Street, Suite 253 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6B 2E2 (Zip Code)

(778) 389-3663
Registrant's telephone number, including area code

Former Name: Bear River Resources, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective under Nevada corporate law as of October 21, 2008 and effective in the market upon the open of business on that date, the company (as Bear River Resources, Inc.) (the "Company"), merged with its wholly-owned subsidiary, Omnicity Corp., pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State. The merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "Omnicity Corp." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Omnicity Corp., as of the open of business on October 21, 2008, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number: 68215V 109
New Trading Symbol: OMCY

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The Board of Directors (the "Board") of the Company unanimously resolved, in accordance with Section 78.207 of the Nevada Revised Statutes: Chapter 78, as amended, to complete an increase in the number of shares of the Company's authorized share capital and correspondingly increase the number of issued and outstanding common shares, in each case on a 7.7 new shares for one (1) old share basis (the "Increase in Authorized Share Capital/Forward Stock Split"), to occur on the same date as the merger/name change as described in Item 5.03 above. The Increase in Authorized Share Capital/Forward Stock Split was effective under Nevada corporate law as of October 21, 2008, and was effective in the market as of the open of business on that date.

As a result of the Increase in Authorized Share Capital/Forward Stock Split, the Company's authorized share capital was increased from 200,000,000 common shares to 1,540,000,000 common shares and the Company's issued and outstanding common stock was increased from 5,710,001 common shares to 43,967,007 common shares. The par value of the Company's common shares, which is $0.001 per common share, has not changed.

Distribution in connection with the Increase in Authorized Share Capital/Forward Stock Split shall be effected upon surrender by shareholders of their existing stock certificates. As such, as described above in Item 5.03, the Company has obtained a new CUSIP number: 68215V 109.

The Company is ascribing no monetary value to Increase in Authorized Share Capital/Forward Stock Split. Accordingly, there should be no tax payable by Canadian or U.S. shareholders as a result of the Increase in Authorized Share Capital/Forward Stock Split. Shareholders are advised to contact their own tax advisors for further information.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the Increase in Authorized Share Capital/Forward Stock Split or has either approved or disapproved the contents of this Current Report.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(C) Shell Company Transaction

Not applicable.

  Exhibits
Exhibit	Description
3.1

Articles of Merger as filed with the Nevada Secretary of State, effective as of October 21, 2008, pursuant to which Company's Articles of Incorporation were amended to change Company's name to "Omnicity Corp."

3.2

Certificate of Change as filed with the Nevada Secretary of State, effective as of October 21, 2008, pursuant to which the Company's authorized share capital has been increased from 200,000,000 shares of common stock to 1,540,000,000 shares of common stock, with the same par value of $0.001 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OMNICITY CORP.
DATE: October 21, 2008	"Donald M. Prest" Donald M. Prest President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and sole director

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